UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 7, 2006
(Date of earliest event reported)

NATHANIEL ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8001 S. Interport Blvd., Englewood, Colorado 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300
____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets

Closing of Purchase and Sale Agreement

On March 7, 2006 Nathaniel Energy Corporation, its wholly-owned subsidiary Nathaniel Energy Oklahoma Holdings Corporation (“NEOHC”) and NEOHC’s wholly-owned subsidiary, MCNIC Rodeo Gathering, Inc. closed a Purchase and Sale Agreement with Midstream Energy Services, LLC pursuant to which NEOHC sold the assets which comprises Nathaniel’s helium and gas processing facility and operations to Midstream. Pursuant to the Purchase and Sale Agreement, the purchase price was subject to the following adjustments:

•	upward for any capital expenditures made by Nathaniel relating to the helium and gas operations from August 1, 2005.

•	upward for expenses incurred by Nathaniel from August 1, 2005 to operate the gas and helium assets.

•	upward for all amounts owed to Nathaniel or its affiliates as of the closing under the contracts which are included in the assets to be sold.

•
upward by up to $1,800,000 if Midstream and Colorado Interstate Gas entered into an agreement for nitrogen and/or air services which commences on or near January 1, 2007. This agreement was entered into.

•
downward for any expenses relating to the operation of the gas assets which are attributed to the period before closing that were unpaid at the closing, and the liability for which is transferred to Midstream.

•	downward for amounts due under the contracts which are included in the gas assets to be sold that were unpaid as of the closing, and the liability for which is transferred to Midstream.

•	downward for all funds, receivables and the like, that are attributable to the gas assets being sold, for all periods from August 1, 2005 to the extent retained by Nathaniel.

Additionally, the Purchase and Sale Agreement provided that in the event any adjustments are not finally determined prior to the closing, they will be determined after the closing.

At the closing, giving effect to finally determined adjustments, Midstream delivered $16,915,676 to Nathaniel on account of the purchase price. Potential upward adjustments to the purchase price in the amount of $606,217 which were not finally determined at the closing are subject to post-closing determination pursuant to the procedures in the Purchase and Sale Agreement.

Midstream assumed all the liabilities under the contracts included in the gas assets being sold that arose after the closing date.

Nathaniel used $14,482,171 of the sale proceeds to satisfy its indebtedness to Richard Strain, which reduced the company’s debt by approximately 89%.

Nathaniel plans to use the remaining sale proceeds of approximately $2,433,505, without regard to potential post-closing upward purchase price adjustments, of up to $606,217 that were not finally determined at closing as follows:

•
approximately $760,000 to implement the marketing and business development activity to move from proof of process to securing our first contract for the commercial deployment of our patented Thermal Gasifier™ technology for use in a waste-to-energy project in which the company participates as an owner and operator with other parties. We will require project financing or other debt or equity financing to perform under such a contract. We cannot assure that we will secure such a contract, or financing to perform that contract, and if we do, we cannot predict when that will be.

•	approximately $50,000 to acquire equipment for our fuel processing operation which is needed to sustain our fuel processing operation’s positive cash flow;

•
approximately $150,000 to secure the necessary engineering and technical resources to complete engineering drawings and specifications for our first commercial production Thermal Gasifier™ unit for use in a waste-to-energy project in which the company participates as an owner and operator with other parties;

•	approximately $1,340,000 to commit financial resources to support our corporate overhead and administration for approximately the next 16 months; and

•	approximately $100,000 to obtain equity or debt financing and project financing for any Thermal Gasifier™ projects that we develop.

The foregoing is our best estimate of the allocation of the net proceeds from the sale of the helium and gas assets, without taking into account any potential upward adjustments which may result from a post-closing purchase price determination, based on present business plans and business conditions. Nathaniel may re-allocate the use of the proceeds or allocate some of the proceeds for other purposes as a result of circumstances not presently anticipated, or if Nathaniel realizes additional proceeds as a result of potential upward adjustments, that would cause us to determine that a change in allocation was in our best interest.

Our Business After the Asset Sale

As a result of the sale of helium and gas processing facility and operations to Midstream, our business is comprised of our Thermal Gasifier™ business and tire fuel processing operations.

Thermal Gasifier™ Business

Over the last three years, Nathaniel has positioned itself as a hydrocarbon-based waste-to-energy company that provides municipalities and industries with solutions that divert waste from landfills while providing a clean alternative energy comparable to that of fossil fuels. Nathaniel’s main focus is on its proprietary patented technology, the Thermal Gasifier™, which is a 2-stage gasification system designed to convert waste, biomass, tires and any other solid, hydrocarbon-based materials into clean economical electrical and thermal energy, while exceeding the most stringent EPA and European Union emission regulations.

Nathaniel focuses its patented technology in three main areas: licensing, creating energy infrastructures and building, owning and operating small hydrocarbon-based waste-to-energy plants.

We plan to license the Thermal Gasifier™ technology to qualified companies, joint venture partners, and distributorships. Our primary plan is to seek qualified joint venture partners to build, own and operate small power plants or utilize our technology under a license where we will become a participant in the project. Our joint venture percentage ownership will vary with each joint venture. We are focused on forming joint ventures with partners who possess one or more of the following attributes: financial capability, governmental resources, technical expertise, and host business applications that will support a successful operation. We have not generated any revenue from licensing or joint ventures to date.

Tire Fuel Processing Business

We have operated a 27 acre tire fuel processing facility in Hutchins, Texas since 1999. Under Texas state regulations we are licensed as a tire processor and tire storage facility where we process tire derived fuel (TDF) which is used as an alternative fuel to traditional fuel sources. We are paid a tipping fee (fee paid per tire received) for accepting waste tires and we sell the shredded tire material which we process from the waste tires as TDF.

ITEM 9.01	Financial Statements and Exhibits

Financial Information

The Consolidated Financial Statements of Nathaniel Energy Corporation for the fiscal year ended December 2004 and 2003, the Estimated Gain on Proposed Sale of the Helium and Gas Assets, and Segment Data Pertaining to Historical Operations for the Nine Months Ended September 30, 2005 is incorporated herein by reference from the company’s definitive proxy statement dated February 10, 2006.

Explanatory Note

The disposed helium and gas assets reported in the Current Report on Form 8-K have previously been reported as discontinued operations in Nathaniel Energy Corporation’s audited historical financial statements for the years ended December 31, 2004 and 2003 which were included in the proxy statement. The interim financial statements in the company’s Quarterly Report on Form 10-QSB for the period ended September 30, 2005, which were incorporated into the proxy statement, also reflected the disposed assets, that are reported in this Current Report on Form 8-K, as discontinued operations.

Exhibits Exhibit No.	Description of Exhibit
10.1

Purchase and Sale Agreement dated September 30, 2005 between Nathaniel Energy Corporation, Nathaniel Energy Oklahoma Holdings Corporation, MCNIC Rodeo Gathering, Inc. and Midstream Energy Services, LLC.[1]

FORWARD LOOKING STATEMENTS

Certain information contained in this report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. The safe harbor created by the Securities Litigation Reform Act will not apply to certain “forward looking statements” because we issued “penny stock” (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934 and Rule 3a51-1 under the Exchange Act) during the three year period preceding the date(s) on which those forward looking statements were first made, except to the extent otherwise specifically provided by rule, regulation or order of the Securities and Exchange Commission. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking

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1 Denotes document filed as an exhibit to Nathaniel’s Quarterly Report on Form 10-QSB for the period ended September 30, 2005 and incorporated herein by reference.

statements which may be deemed to have been made in this Report or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “explore”, “consider”, “anticipate”, “intend”, “could”, “estimate”, “plan”, or “continue” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

o Risks that a post-closing determination of the purchase price adjustments will not result in a material, or any, increase to the price paid at closing.
o Our ability to raise capital necessary to implement our business plan.
o Our ability to execute our business plan and commercialize the Thermal Gasifier™ technology, including building Thermal Gasifiers™ that meet customers’ specifications and that meet local regulatory environmental and permit requirements.
o Risks related to dependency on a small number of customers.
o Our ability to satisfy our customers’ expectations.
o Our ability to employ and retain qualified management and employees.
o Changes in government regulations which are applicable to our business.
o The availability of a consistent, economically viable, and sustainable waste stream supply to fuel the Thermal Gasifier™ operations.
o Changes in the demand for our products and services, including the impact from changes in governmental regulation and funding for alternative energy.
o The degree and nature of our competition, including the reliability and pricing of traditional energy sources, economic viability of other alternative energy sources such as wind and solar power.
o Our ability to pay debt service on loans as they come due.
o Our ability to generate sufficient cash to pay our creditors.
o Disruption in the economic and financial conditions primarily from the impact of terrorist attacks in the United States and overseas, threats of future attacks, police and military activities and other disruptive worldwide political events.

We are also subject to other risks detailed from time to time in other Securities and Exchange Commission filings and elsewhere in this report. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 13, 2006
NATHANIEL ENERGY CORPORATION By: /s/ George A. Cretecos George A. Cretecos, Chief Executive Officer